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                                                                     EXHIBIT 5.1

                      OPINION OF MUNGER, TOLLES & OLSON LLP
                             LEGALITY OF SECURITIES

                                  April 6, 2004

Countrywide Financial Corporation
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA 91302

         Re: Registration Statement on Form S-3 (Registration Nos. 333-_____,
             ______-01, ______-02 and ______-03)

Ladies and Gentlemen:

         We have acted as counsel to Countrywide Financial Corporation, a Delaware corporation ("CFC"), Countrywide Home Loans, Inc., a New York corporation ("CHL"), and Countrywide Capital V and Countrywide Capital VI (together, the "Trusts") in connection with the Registration Statement on Form S-3 (Nos. 333-______, 333-______-01, 333-______-02 and 333-______-03) (the
"Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale by from time to time of up to $15,000,000,000 maximum aggregate initial offering price of (a) debt securities issued by CHL ("CHL Debt Securities"), which may be guaranteed by CFC (the "CFC Guarantee"), (b) debt securities issued by CFC ("CFC Debt Securities" and, together with the CHL Debt Securities, the "Debt Securities"), which may be guaranteed by CHL (the "CHL Guarantee" and, together with the CFC Guarantee, the "Guarantees"), (c) shares of preferred stock, par value $.05 per share, of CFC (the "Preferred Stock"), (d) shares of Common Stock, par value $.05 per share, of CFC (the "Common Stock"), (e) contracts to purchase shares of Preferred Stock or Common Stock (the "Stock Purchase Contracts"), (f) stock purchase units which would represent ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities or Preferred Securities of CFC ("Stock Purchase Units"), (g) subordinated debentures issued by CFC (the "CFC Debentures") and guaranteed by CHL (the "CHL Guarantee"), (h) subordinated debentures issued by CHL (the "CHL Debentures") and guaranteed by CFC (the "CFC Guarantee"), and (i) the obligations of CFC under that certain Preferred Securities Guarantee (the "Preferred Securities Guarantee"). The Debt Securities, Guarantee, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, CFC Debentures, CHL Guarantee, CHL Debentures, CFC Guarantee and Preferred Securities Guarantee are herein collectively referred to as the "Securities". Debt Securities, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units may be convertible or exchangeable for Securities or other securities or rights. The CFC Debt Securities will be issued under the form of senior indenture, presently undated

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(the "CFC Senior Indenture"), among CFC, CHL and The Bank of New York, as trustee (the "Senior Trustee"), or the form of subordinated indenture, presently undated (the "CFC Subordinated Indenture"), among CFC, CHL and The Bank of New York, as trustee (the "Subordinated Trustee"). The CHL Debt Securities will be issued under either the Indenture, dated December 1, 2001 (the "CHL Senior Indenture"), among CHL, CFC and the Senior Trustee, or the form of subordinated indenture, presently undated (the "CHL Subordinated Indenture"), among CHL, CFC and the Subordinated Trustee. The Stock Purchase Contracts and Stock Purchase Units may be issued under one or more indentures, each in the form to be filed as an exhibit to the Registration Statement (each an "Indenture"), between or among CFC, CHL and one or more trustees (each a "Trustee"). The CFC Debentures and CHL Guarantee will be issued under the form of Indenture relating to Junior Subordinated Debentures, presently undated (the "CFC Debenture Indenture"), among CHL, CFC and The Bank of New York, as trustee (the "Debt Trustee"). The CHL Debentures and CFC Guarantee will be issued under the form of Indenture relating to Junior Subordinated Debentures, presently undated (the "CHL Debenture Indenture"), among CHL, CFC and the Debt Trustee. The Preferred Securities Guarantee will be issued under the form of Preferred Securities Guarantee, presently undated, among CFC and The Bank of New York as trustee (the "Preferred Guarantee Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         Based upon foregoing, we are of the opinion that:

         1. For CFC Debt Securities issued pursuant to the CFC Senior Indenture or the CFC Subordinated Indenture, when CFC, CHL and the Senior Trustee or the Subordinated Trustee, as applicable, execute and deliver the CFC Senior Indenture or the CFC Subordinated Indenture, as applicable, the specific terms of the particular Debt Security have been duly authorized and established in accordance with the applicable Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of CFC, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         2. For CHL Senior Debt Securities issued pursuant to the CHL Senior Indenture, when the specific terms of the particular Debt Security have been duly authorized and established in accordance with the CHL Senior Indenture, and such CHL Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the CHL Senior Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CHL Debt Securities will constitute the valid and binding obligation of CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

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         3.       For CHL Subordinated Debt Securities issued pursuant to the
CHL Subordinated Indenture, when CHL, CFC and the Subordinated Trustee execute and deliver the CHL Subordinated Indenture, the specific terms of the particular CHL Subordinated Debt Security have been duly authorized and established in accordance with the CHL Subordinated Indenture, and such CHL Subordinated Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the CHL Subordinated Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CHL Subordinated Debt Security will constitute the valid and binding obligation of CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         4. When the issuance of Common Stock has been duly authorized, the certificates for such Common Stock have been duly executed by CFC, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Common Stock (including any Common Stock duly issued upon the exchange or conversion of any Debt Security, Preferred Stock, Stock Purchase Contract or Stock Purchase Unit that is exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         5. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by CFC and filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by CFC, countersigned by the transfer agent therefor and delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         6. When CFC, CHL and a trustee execute and deliver an indenture with respect to Stock Purchase Contracts and the specific terms of a particular Stock Purchase Contract have been duly authorized and established in accordance with such Indenture, and such Stock Purchase Contract has been duly authorized, executed, countersigned, issued and delivered in accordance with such Indenture, against payment therefor in accordance with the applicable underwriting or other agreement, such Stock Purchase Contract will constitute the valid and binding obligation of CFC and CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         7. When CFC, CHL and a trustee execute and deliver an indenture with respect to Stock Purchase Units and the specific terms of a particular Stock Purchase Unit have been duly authorized and established in accordance with such Indenture, and such Stock Purchase Unit has been duly authorized, executed, countersigned, issued and delivered in accordance with such Indenture, against payment therefor in accordance with the applicable underwriting or other agreement, such Stock Purchase Unit will constitute the valid and binding obligation of CFC and CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

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similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles

         8. When CFC executes and delivers its Guarantee with respect to the obligations of CHL under any Debt Security, such Guarantee will constitute the valid and binding obligation of CFC, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         9. For CFC Debentures and the related CHL Guarantee issued pursuant to the CFC Debenture Indenture, when CHL, CFC and the Debt Trustee execute and deliver the CFC Debenture Indenture, the specific terms of the particular CFC Debentures have been duly authorized and established in accordance with the CFC Debenture Indenture, and such CFC Debentures have been duly authorized, executed, authenticated, issued and delivered in accordance with the CFC Debenture Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CFC Debenture Indentures will constitute the valid and binding obligations of CFC and such CHL Guarantee will constitute the valid and binding obligation of CHL, each subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         10. For CHL Debentures and the related CFC Guarantee issued pursuant to the CHL Debenture Indenture, when CFC, CHL and the Debt Trustee execute and deliver the CHL Debenture Indenture, the specific terms of the particular CHL Debentures have been duly authorized and established in accordance with the CHL Debenture Indenture, and such CHL Debentures have been duly authorized, executed, authenticated, issued and delivered in accordance with the CHL Debenture Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CHL Debenture Indentures will constitute the valid and binding obligations of CHL and such CFC Guarantee will constitute the valid and binding obligation of CFC, each subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         11. When CFC and the Preferred Guarantee Trustee each executes and delivers the Preferred Securities Guarantee, the Preferred Securities Guarantee will constitute the valid and binding obligation of CFC, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in accordance with Delaware law in the case of CFC and in accordance with New York law in the case of CHL, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (c) the applicable Indenture, if any, shall have been duly authorized, executed and

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delivered by CFC and/or CHL, as applicable, in accordance with applicable law and the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the applicable Indenture has been duly authorized, executed and delivered by the applicable Trustee and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; (e) the applicable Certificate of Designations, if any, shall have been duly approved and executed by CFC in accordance with applicable law and filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (f) the applicable Guarantee, if any, shall have been duly authorized, executed and delivered by CFC in accordance with applicable law; (g) the Preferred Securities Guarantee shall have been duly authorized, executed and delivered by CFC and the Preferred Guarantee Trustee in accordance with applicable law; and (h) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by CFC, CHL or any of the Trusts, as the case may be, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon CFC, CHL or any of the Trusts, as the case may be, or any restriction imposed by any court or governmental body having jurisdiction over CFC, CHL or any of the Trusts, as the case may be.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectuses and Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ MUNGER, TOLLES & OLSON LLP